Exhibit (a)(5)(F)

Legal Notice S P T R E IMPORTANT INFORMATION The tender offer for the outstanding shares of Dunkin’ Brands common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Dunkin’ Brands common stock. The solicitation and offer to buy shares of Dunkin’ Brands common stock will only be made pursuant to the tender offer materials that Inspire intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Inspire will file a tender offer statement on Schedule TO with the SEC, and Dunkin’ Brands will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. DUNKIN’ BRANDS’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Dunkin’ Brands’ stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting by contacting Dunkin’ Brands Investor Relations either by telephone at 781-737-3200, e-mail at lnvestor.Relations@DunkinBrands.com or on Dunkin’ Brands’ website at www.dunkinbrands.com. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This release contains forward-looking statements and projections within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words and include, among other things, statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the surviving company’s business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements include, among others: (i) uncertainties as to the timing and expected financing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Dunkin’ Brands will be made; (iv) uncertainty surrounding how many of Dunkin’ Brands’ stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility of business disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Inspire’s ability to realize the synergies contemplated by the proposed transaction and integrate the business of the company; (x) Inspire’s level of leverage and debt, including covenants that restrict the operation of its business; (xi) Inspire’s ability to service outstanding debt or obtain additional financing; and (xii) other factors as set forth from time to time in Dunkin’ Brands’ filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other tender offer documents that will be filed by Inspire and Dunkin’ Brands, as applicable. Therefore, you should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

After close, THE INSPIRE FAMILY WILL INCLUDE: $26B+ 31,600+ 60+ Systemwide Sales Restaurants Countries 3,200+ 600,000 25M+ Franchisees Company & Franchise Loyalty Members Team Members

$40 B $22B TOGETHER, WE WILL BE THE $15B $13B $10b SUBWAY $10b largest RESTAURANT COMPANY $8B largest IN THE UNITED STATES by U.S. System Sales in 2019 ($) $7B NRN Top 200 5

PURPOSE: 1 IGNITE (NOURISH EXPERIENCES VISION:1 INVIGORATE GREAT BRANDS SUPERCHARGE THEIR LONG-TERM GROWTH INSPIRE CORE BEHAVIORS: 1 MAVERICKS Doing what has never been done before ALLIES Collaborating to win VISIONARIES Having foresight and imagination ACHIEVERS Getting it done, and having fun doing it GOOD CITIZENS Elevating each other and the communities we serve

INSPIRE Foster a winning culture and organization Curate and Grow a portfolio of distinct, highly valued brands Deliver extraordinary support to the brands that serve our guests Be the partner of choice

Investing Heavily in Industry Leading Capabilities INSPIRE GENERATIONS ‘ Consumer Insights OPERATIONS Labor Management INNOVATION GUEST & . Digital Innovation Platform rpakir “ Brand Strategy & Positioning RESTAURANT Order Ahead & Off-Premise—Stakeholder Alignment TECHNOLOGY Restaurant Productivity MANAGEMENT Brand Standards & Performance SUPPLY Cross-brand Supplier Negotiation Culinary Ideation Network Optimization 1 PRODUCT B innovation Stage Gate CHAIN Demand and Commodities J DEVELOPMENT vendor Partnership Forecasting and Co-innovation Recruiting CULTURE & Learning Management DDi “ Strategic Pricing TALENT Cross-brand Career Development Promotion Optimization & Planning DEVELOPMENT “ Leadership Training DISCOUNTING Campaign Execution Culture Programs

Think and act like an owner Listen and keep an open mind Balance short and long term Be transparent and forthcoming Make fact-based decisions Do what we say we’ll do

Founded in 3 511 QRQ Boardman, Ohio restaurants in 1964 8 Countries FRANCHISEES : 2,321 Franchise 1,190 Company 11 Consecutive Years of Positive Same-Store Sales BILLION 2012’20,3-20,4’2n,s’2016’2017’2018’2019 SYSTEM AUV FAST CRAFTED 80 000 company & franchise SERVICE CASUAL : donated to empower team members youth since 1986

In a world full of nonsense yearn for substanceH M Inspire ‘ smiles Real I Arby’s satisfies through delightful Maverick your craving for experiences Gratification bona fide goodness Dream Big it Done Work Hard Make a Difference Play Fair Have Fun

LARGEST DRIVE THRU SANDWICH CHAIN SELLS MORE THAN IN THE U.S. EACH YEAR LBS OF ROAST BEEF

BUFFALO WILD WINGS

BUFFALO WILD WINGS COLUMBUS OH IMMERSIVE, 1,280 UNIQUE FOOD & BEST-IN-CLASS BEVERAGE EXPERIENCE Sports Restaurant Experience N COUNTRIES Sports is Restaurant ant experience (637 company, 593 franchise) $3 BILLION A.1 | LARGEST in system sales MILLION SPORTS BAR BRAND system average unit volume ln the United States TO INSPIRE LEGENDARY 77,000+ company & franchise FRANCHISEES BETWEEN friends team members

CONSUMER INSIGHT GUYS WANT TO TURN GOOD TIMES WITH FRIENDS INTO GREAT TIMES WITH BROTHERS BRAND PURPOSE BRAND ESSENSE BRAND PROMISE BUFFALO WILD INSPIRE LEGENDARY CAMARADERIE EXPERIENCES RITUAL WINGS TURNS BETWEEN FRIENDS GAME ON GAME-TIME INTO GAMEON STORIES WORTH TELLING SPORTSMANSHIP HUSTLE SPONTANEITY COMMUNITY FUN

LARGEST POURER OF DRAFT BEER in the U.S. 65,000+ TVs across the U.S.

SONIC

SONIC

Founded in **Shawnee, Oklahoma** in 1953

65+ Year Brand Heritage

$4.7 BILLION in SYSTEM SALES

3,527 RESTAURANTS

3,256 Franchise | 271 Company

309 FRANCHISEES

MOST **DIVERSE MENU** IN QSR

Best LTO: SIGNATURE SLINGER

HONORED WITH Nation's Restaurant News **MENUMASTERS** Award for Culinary Excellence

2018

63% OF SALES come from BEVERAGES, SNACKS, FROZEN

$15 MILLION DONATED to teachers and classrooms since 2009

DIGITAL SALES HAVE SURPASSED **10%** OF TOTAL SALES

Data as of Q3 2020

CONSUMER INSIGHT In the daily grind, people crave moments of carefree indulgence BRAND PURPOSE BRAND ESSENCE BRAND PROMISE Sonic is a little B Sonic sparks oasis in your B moments of daily routine B delightful B Delight possibility • BRAND VALUES Relationships Respect Fun Entrepreneurial Spirit Surprise & Delight M . BEEOl

*651 Million Mints Largest ach year Drive-In Chain in the U.S. Sells 9 Million Gallons OF CHERRY LIMEADE EACH YEAR

JIMMY JOHN’S SADWICHES

charleston, 2,722 | 738 ILLINOIS in 1983 j RESTAURANTS 44 CDAMPUIQrrQ 35+ Year Brand Heritage in 43 States Company : Sandwich preparation $2.1 BILLION | N SYSTEM SALES , THE UN STATES i SECONDS 80,000® delivery freaky east rewards program I “

CONSUMER With too many options and not enough time, I want to crush the everyday choices I INSIGHT make BRAND BRAND BRAND PURPOSE ESSENCE PROMISE BRAND GENUINE METICULOUS V S TRUSTWORTHY BOLD x VALUES GO-GETTER BIG-HEARTED •

SELLS OF FRESH BREAD ‘EACH YEAR THAT’S ENOUGH TO WRAP AROUND THE EARTH LARGEST USER OF HELLMANN’S MAYONNAISE

This Week Integration Management Office Kick-Off Meeting Beginning of December Town Hall Meetings and Updates on Next Steps End of December Anticipated Transaction Close Throughout Integration Planning Sessions and Ignite Sessions Early January

Integration Next Steps and Additional Details sonic